EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 31, 2014, relating to the consolidated financial statements of Innovative Food Holdings, Inc., which appear in this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

                                                                                                             /s/ Liggett, Vogt & Webb, P.A.

New York, New York
October 23, 2014